Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2010 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION
     FRANKLIN, TENN. (April 21, 2010) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the three months ended March 31, 2010.
     Net operating revenues for the three months ended March 31, 2010, totaled $3.2 billion, an 8.5 percent increase compared with $2.9 billion for the same period in 2009. Income from continuing operations increased to $85.0 million for the three months ended March 31, 2010, compared with $70.8 million for the same period in 2009. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.75 per share (diluted), on 92.8 million weighted average shares outstanding for the three months ended March 31, 2010, compared with $0.63 per share (diluted), on 90.9 million weighted average shares outstanding for the same period in 2009. Net income attributable to Community Health Systems, Inc. common stockholders increased 18.8 percent to $70.0 million, or $0.75 per share (diluted), for the three months ended March 31, 2010, compared with $58.9 million, or $0.65 per share (diluted), for the same period in 2009.
     Adjusted EBITDA for the three months ended March 31, 2010, was $433.3 million, compared with $403.5 million for the same period in 2009, representing a 7.4 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended March 31, 2010, was $299.4 million, compared with $259.4 million for the same period in 2009.
     The consolidated financial results for the three months ended March 31, 2010, reflect a 3.0 percent increase in total admissions and a 4.7 percent increase in total adjusted admissions compared with the same period in 2009. This increase was due primarily to acquisitions during the past twelve months. On a same-store basis, admissions decreased 1.2 percent and adjusted admissions increased 0.1 percent, compared with the same period in 2009. On a same-store basis, net operating revenues increased 3.7 percent, compared with the same period in 2009.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “We are pleased with our solid financial and operating performance for the first quarter of 2010. We have continued to focus on driving operating synergies at the individual hospital level, especially at our more recently acquired facilities. Our success as an operator is supported by consistent growth in revenues and earnings, in spite of a challenging economic environment. These results confirm that the fundamentals of our business are strong and our centralized operating strategy is working across our markets.
     “Looking ahead, our primary focus for 2010 will be on leveraging our existing assets and improving our operations by focusing on the key areas for success in our business — a proven operating model, disciplined expense management, a successful physician recruitment program, and strategic capital investments. While we acknowledge the changing dynamics in today’s healthcare marketplace, we remain confident in our ability to execute our strategy and deliver favorable results,” Smith added.
- MORE -

CYH Announces First Quarter 2010 Results

April 21, 2010
     Included on pages 10, 11 and 12 of this press release are tables setting forth the Company’s updated 2010 guidance. This guidance reaffirms the Company’s previous annual earnings guidance provided on February 17, 2010.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 122 hospitals in 29 states with an aggregate of approximately 18,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, April 22, 2010, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through May 22, 2010. Copies of the Company’s Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
- MORE -

CYH Announces First Quarter 2010 Results

April 21, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)(c)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net operating revenues	$3,160,722	$2,912,749
Adjusted EBITDA (d)	$433,279	$403,516
Income from continuing operations (e)(f)(g)	$84,996	$70,820
Net income attributable to Community Health Systems, Inc.	$70,007	$58,915

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.76	$0.63
Discontinued operations	—	0.02

Net income	$0.76	$0.65

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.75	$0.63
Discontinued operations	—	0.02

Net income	$0.75	$0.65

Weighted-average number of shares outstanding:
Basic (h)	91,615	90,605
Diluted (h)	92,836	90,885

Net cash provided by operating activities	$299,360	$259,427

For footnotes, see pages 8 and 9.
- MORE -

CYH Announces First Quarter 2010 Results

April 21, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)(c)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010		2009
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$3,160,722	100.0%	$2,912,749	100.0%

Operating costs and expenses:
Salaries and benefits	1,282,831	40.6%	1,173,440	40.3%
Provision for bad debts	378,074	12.0%	337,768	11.6%
Supplies	430,452	13.6%	405,637	13.9%
Other operating expenses	584,253	18.5%	544,977	18.6%
Rent	64,421	2.0%	60,328	2.1%
Depreciation and amortization	147,679	4.7%	135,561	4.7%

Total operating costs and expenses	2,887,710	91.4%	2,657,711	91.2%

Income from operations (g)	273,012	8.6%	255,038	8.8%
Interest expense, net	160,456	5.0%	163,913	5.6%
Gain from early extinguishment of debt	—	0.0%	(2,412)	-0.1%
Equity in earnings of unconsolidated affiliates	(12,588)	-0.4%	(12,917)	-0.4%

Income from continuing operations before income taxes	125,144	4.0%	106,454	3.7%
Provision for income taxes	40,148	1.3%	35,634	1.3%

Income from continuing operations (e)(g)	84,996	2.7%	70,820	2.4%

Discontinued operations, net of taxes (c):
Income from operations of hospitals sold and hospitals held for sale (f)	—	0.0%	2,485	0.1%
Loss on sale of hospitals, net	—	0.0%	(405)	0.0%

Income from discontinued operations	—	0.0%	2,080	0.1%

Net income	84,996	2.7%	72,900	2.5%
Less: Net income attributable to noncontrolling interests (a)	14,989	0.5%	13,985	0.5%

Net income attributable to Community Health Systems, Inc.	$70,007	2.2%	$58,915	2.0%

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.76		$0.63
Discontinued operations	—		0.02

Net income	$0.76		$0.65

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.75		$0.63
Discontinued operations	—		0.02

Net income	$0.75		$0.65

Weighted-average number of shares outstanding (h):
Basic	91,615		90,605

Diluted	92,836		90,885

For footnotes, see pages 8 and 9.
- MORE -

CYH Announces First Quarter 2010 Results

April 21, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)
($ in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2010	2009	%Change	2010	2009	%Change
Number of hospitals (at end of period)	122	120		120	120
Licensed beds (at end of period)	18,205	17,442		17,486	17,442
Beds in service (at end of period)	15,953	15,257		15,299	15,257
Admissions	177,413	172,320	3.0%	170,231	172,320	-1.2%
Adjusted admissions	324,066	309,424	4.7%	309,881	309,424	0.1%
Patient days	761,225	741,888		721,661	741,888
Average length of stay (days)	4.3	4.3		4.2	4.3
Occupancy rate (average beds in service)	53.1%	54.1%		52.5%	54.1%
Net operating revenues	$3,160,722	$2,912,749	8.5%	$3,020,483	$2,911,689	3.7%
Net inpatient revenue as a % of total net operating revenues	50.5%	50.7%		50.8%	50.8%
Net outpatient revenue as a % of total net operating revenues	47.4%	47.0%		47.1%	47.0%
Income from operations (g)	$273,012	$255,038	7.0%	$268,773	$257,137	4.5%
Income from operations as a % of net operating revenues	8.6%	8.8%		8.9%	8.8%
Depreciation and amortization	$147,679	$135,561		$141,815	$135,593
Equity in earnings of unconsolidated affiliates	$(12,588)	$(12,917)		$(12,432)	$(12,904)
Liquidity Data:
Adjusted EBITDA (d)	$433,279	$403,516	7.4%
Adjusted EBITDA as a % of net operating revenues	13.7%	13.9%
Net cash provided by operating activities	$299,360	$259,427
Net cash provided by operating activities as a % of net operating revenues	9.5%	8.9%

For footnotes, see pages 8 and 9.
— MORE —

CYH Announces First Quarter 2010 Results

April 21, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$480,066	$344,541
Patient accounts receivable, net of allowance for doubtful accounts of $1,447,229 and $1,417,188 at March 31, 2010 and December 31, 2009, respectively	1,712,107	1,617,903
Supplies	303,531	302,609
Prepaid income taxes	13,865	45,414
Deferred income taxes	78,962	80,714
Prepaid expenses and taxes	98,104	89,475
Other current assets	190,975	194,339

Total current assets	2,877,610	2,674,995

Property and equipment	7,886,970	7,787,256
Less accumulated depreciation and amortization	(1,775,913)	(1,655,010)

Property and equipment, net	6,111,057	6,132,246

Goodwill	4,159,097	4,157,927

Other assets, net	1,052,848	1,056,304

Total assets	$14,200,612	$14,021,472

LIABILITIES
Current liabilities
Current maturities of long-term debt	$69,781	$66,470
Accounts payable	499,875	428,565
Deferred income taxes	28,431	28,397
Accrued interest	85,455	145,201
Accrued liabilities	847,787	789,163

Total current liabilities	1,531,329	1,457,796

Long-term debt	8,831,849	8,844,638

Deferred income taxes	474,748	475,812

Other long-term liabilities	887,340	858,952

Total liabilities	11,725,266	11,637,198

Redeemable noncontrolling interests in equity of consolidated subsidiaries	374,486	368,857

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,667,995 shares issued and 94,692,446 shares outstanding at March 31, 2010, and 94,013,537 shares issued and 93,037,988 shares outstanding at December 31, 2009	957	940
Additional paid-in capital	1,183,306	1,158,359
Treasury stock, at cost, 975,549 shares at March 31, 2010 and December 31, 2009	(6,678)	(6,678)
Accumulated other comprehensive loss	(228,112)	(221,385)
Retained earnings	1,089,406	1,019,399

Total Community Health Systems, Inc. stockholders’ equity	2,038,879	1,950,635
Noncontrolling interests in equity of consolidated subsidiaries	61,981	64,782

Total equity	2,100,860	2,015,417

Total liabilities and equity	$14,200,612	$14,021,472

For footnotes, see pages 8 and 9.
— MORE —

CYH Announces First Quarter 2010 Results

April 21, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income	$84,996	$72,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147,679	135,894
Stock-based compensation expense	9,763	12,286
Loss on sale of hospitals and partnership interest, net	—	405
Excess tax benefit relating to stock-based compensation	(4,349)	—
Gain on early extinguishment of debt	—	(2,412)
Other non-cash expenses, net	(3,957)	(4,488)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(94,204)	(18,013)
Supplies, prepaid expenses and other current assets	(6,908)	(7,592)
Accounts payable, accrued liabilities and income taxes	167,470	68,170
Other	(1,130)	2,277

Net cash provided by operating activities	299,360	259,427

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(180)	(17,053)
Purchases of property and equipment	(126,553)	(136,021)
Proceeds from disposition of hospitals and other ancillary operations	—	89,909
Proceeds from sale of property and equipment	346	326
Increase in other non-operating assets	(36,991)	(36,344)

Net cash used in investing activities	(163,378)	(99,183)

Cash flows from financing activities
Proceeds from exercise of stock options	24,007	—
Excess tax benefit relating to stock-based compensation	4,349	—
Deferred financing costs	—	(57)
Stock buy-back	(40)	—
Proceeds from noncontrolling investors in joint ventures	1,255	21,922
Redemption of noncontrolling investments in joint ventures	—	(167)
Distributions to noncontrolling investors in joint ventures	(16,874)	(6,595)
Borrowings under credit agreement	—	200,000
Repayments of long-term indebtedness	(13,154)	(63,870)

Net cash (used in) provided by financing activities	(457)	151,233

Net change in cash and cash equivalents	135,525	311,477
Cash and cash equivalents at beginning of period	344,541	220,655

Cash and cash equivalents at end of period	$480,066	$532,132

— MORE —

CYH Announces First Quarter 2010 Results

April 21, 2010
Footnotes to Financial Statements
(a)	The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests (in thousands).

	Three Months Ended
	March 31,
	2010	2009
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of tax	$84,996	$70,820
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	14,989	13,631

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$70,007	$57,189

Income from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Income from discontinued operations, net of tax	$—	$2,080
Less: Income from discontinued operations attributable to noncontrolling interests, net of taxes	—	354

Income from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$1,726

(b)	Continuing operating results exclude discontinued operations for all periods presented, as applicable.

(c)	During the second quarter of 2009, the Company made the decision to retain a hospital and related businesses previously classified as being held for sale. Results of operations, assets and liabilities and cash flows for this retained hospital and related businesses are reported as continuing operations for all periods presented.

(d)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Footnotes continued on the next page.
-MORE-

CYH Announces First Quarter 2010 Results

April 21, 2010
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended
	March 31,
	2010	2009
Adjusted EBITDA	$433,279	$403,516
Interest expense, net	(160,456)	(163,913)
Provision for income taxes	(40,148)	(35,634)
Income from operations of hospitals sold and hospitals held for sale, net of taxes	—	2,485
Other non-cash expenses, net	1,457	8,131
Net changes in operating assets and liabilities, net of effects of acquisitions	65,228	44,842

Net cash provided by operating activities	$299,360	$259,427

(e)	Included in income from continuing operations for the three months ended March 31, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $126.5 million of Senior Notes and the early payment of $110.4 million of term loans under the Company’s Credit Facility.

(f)	Included in discontinued operations for the three months ended March 31, 2009 is Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009.

(g)	Included in income from operations and income from continuing operations for the three months ended March 31, 2010, are the following non-same-store charges:
•	Pre-tax charges of $0.6 million, related to acquisition costs required to be expensed pursuant to business combination accounting rules; and,

•	Pre-tax charges of $1.4 million, for system conversion costs related to conversion of Triad’s former IT systems to the Company’s IT system.
(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended
	March 31,
	2010	2009
Weighted-average number of shares outstanding — basic	91,615	90,605
Add effect of dilutive securities:
Stock awards and options	1,221	280

Weighted-average number of shares outstanding — diluted	92,836	90,885

-MORE-

CYH Announces First Quarter 2010 Results

April 21, 2010
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2010. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reaffirms the Company’s previous annual earnings guidance for 2010 provided on February 17, 2010. See page 12 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2010
	Projection
	Range

Net operating revenues (in millions)	$12,900	to	$13,200
Adjusted EBITDA (in millions)	$1,745	to	$1,775
Income from continuing operations per share — diluted	$2.85	to	$3.00
Same hospitals annual admissions/adjusted admissions growth	0.0%	to	2.0%
Weighted average diluted shares (in millions)	93	to	94
Acquisitions of new hospitals		2
The following assumptions were used in developing the 2010 guidance provided above:
•	Projected 2010 same hospital annual admissions/adjusted admissions growth does not take into account service closures and other unusual events.

•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 12.4% to 12.8% for 2010. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.6% to 4.8% for 2010; however, this is a fixed cost and the percentages may vary as revenue varies. Excludes possible impact of any future fair-value adjustments to investments and hospital fixed assets.

•	2010 projection assumes an estimate of $0.03 to $0.04 per share (diluted) of acquisition costs that are required to be expensed.
-MORE-

CYH Announces First Quarter 2010 Results

April 21, 2010
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2010 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities equal to or greater than 2 years) in an amount equal to approximately 90% of our outstanding variable interest rate debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 5.0% to 5.3% of net revenue guidance for 2010; however, these percentages will vary as revenue and interest rates vary. No new financing is currently anticipated.

•	On December 9, 2009, the Company adopted a new open market repurchase program for up to three million shares of the Company’s common stock, not to exceed $100 million in purchases. The repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. No significant share purchases have been assumed for 2010.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2010.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2010.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 34.0% for 2010. The income tax projection includes possible additional unrecognized tax benefits and tax revaluations that may be recognized prior to the end of 2010.

•	Capital expenditures, excluding any significant information system upgrades that may be made related to electronic health records, is projected as follows (in millions):

2010
Guidance
Total	$650	to	$750
•	Net cash provided by operating activities are projected as follows (in millions):

2010
Guidance
Total	$1,000	to	$1,100
•	The Company’s guidance does not take into account resolution of certain pending government investigations and lawsuits.
-MORE-

CYH Announces First Quarter 2010 Results

April 21, 2010
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of newly-adopted federal healthcare legislation and potential proposed state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter March 31, 2010, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2010.
     The Company cautions that the projections for calendar year 2010 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
- END -